EXHIBIT 23.2

CONSENT OF INDEPENDENT PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Rare Element Resources Ltd.’s Registration Statements on Form S-8 (File Nos. 333-170022 and 333-184983) of our report dated March 28, 2018, relating to the consolidated financial statements, which appears in this Annual Report on Form 10-K.

EKS&H LLLP

March 28, 2018

Denver, Colorado